Exhibit 8.2

1717 Main Street, Suite 3700 Dallas, Texas 75201 +1.214.659.4400 Phone +1.214.659.4401 Fax andrewskurth.com

March 7, 2017

Ashford Hospitality Prime, Inc.

14185 Dallas Parkway, Suite 1100

Dallas, TX 75254

Ladies and Gentlemen:

We have acted as special counsel to Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale of 5,750,000 shares of the Company’s common stock, par value $0.01 per share, which are being sold by the Company pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-200718), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), of which the prospectus supplement dated March 2, 2017 (the “Prospectus Supplement”), and the prospectus dated February 13, 2015 (the “Base Prospectus”) constitute a part, to the Underwriters (as defined below), pursuant to the Underwriting Agreement dated March 2, 2017 among the Company, Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Ashford Hospitality Advisors LLC, a Delaware limited liability company, and UBS Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters identified therein (collectively, the “Underwriters”). You have requested our opinion as to certain United States federal income tax matters in connection with the Registration Statement.

In connection with our opinion, we have examined and relied upon the following:

the Company’s Articles of Amendment and Restatement, in the form filed with the State Department of Assessments and Taxation of Maryland on November 8, 2013, as amended by the Company’s Articles of Amendment, in the form filed with the State Department of Assessments and Taxation of Maryland on May 18, 2015;

the Company’s Articles Supplementary, in the form filed with the State Department of Assessments and Taxation of Maryland on May 18, 2015;

the Company’s Articles Supplementary, in the form filed with the State Department of Assessments and Taxation of Maryland on June 10, 2015, as corrected in a Certificate of Correction filed June 11, 2015;

the Company’s Articles Supplementary, in the form filed with the State Department of Assessments and Taxation of Maryland on December 4, 2015;

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the Company’s Articles Supplementary, in the form filed with the State Department of Assessments and Taxation of Maryland on February 1, 2016;

the Company’s Articles Supplementary, in the form filed with the State Department of Assessments and Taxation of Maryland on April 27, 2016; the Company’s Articles Supplementary Establishing Additional Shares of Series B Cumulative Convertible Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on March 3, 2017;

the Company’s Amended and Restated Bylaws, dated November 5, 2013, and the Company’s Second Amended and Restated Bylaws, dated August 3, 2016;

the Certificate of Limited Partnership of the Operating Partnership, effective April 5, 2013, as certified by the Secretary of State of the State of Delaware, as corrected in a Certificate of Correction filed February 14, 2014;

the Amended and Restated Agreement of Limited Partnership of the Operating Partnership between Ashford Prime OP General Partner LLC, as the general partner, and Ashford Prime OP Limited Partner LLC, and certain officers, directors and others as the limited partners (the “Operating Partnership Agreement”), dated November 19, 2013, as amended through the relevant dates;

the Registration Statement, including the form of the Base Prospectus included therein;

the Prospectus Supplement;

the Officer’s Certificate to Counsel for Ashford Hospitality Prime, Inc. Regarding Certain Income Tax Matters dated the date hereof and executed by a duly appointed officer of the Company (the “Ashford Prime Officer’s Certificate”);

the form of leases entered into between any taxable REIT subsidiary of the Company and each partnership, limited liability company or trust in which the Company directly or indirectly owns an interest, the form of which is attached to the Ashford Prime Officer’s Certificate; and

such other documents, records and matters of law as we have deemed necessary or appropriate for rendering this opinion.

In addition, the Company’s ability to qualify to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for the 2013 taxable year and certain future taxable years has depended on or will depend upon qualification of Ashford Hospitality Trust, Inc., a Maryland corporation (“AHT”), to be taxed as a REIT for its taxable years ending December 31, 2009 through December 31, 2013.  As a consequence in connection with our opinion, we have also examined and relied upon the following:

AHT’s Articles of Amendment and Restatement filed July 28, 2003, the Certificate of Correction to Correct an Error, in the form filed with the State Department of Assessments and

Taxation of Maryland on August 7, 2003, and as amended by Amendment No. 1 filed with the State Department of Assessments and Taxation of Maryland on May 13, 2015;

AHT’s Articles Supplementary (Series A Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on September 21, 2004;

AHT’s Articles Supplementary (Series B-1 Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on December 29, 2004;

AHT’s Articles Supplementary (Series B-2 Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on December 29, 2004;

AHT’s Articles Supplementary (Series C Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on April 10, 2007;

AHT’s Articles Supplementary (Series D Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on July 17, 2007; AHT’s Articles Supplementary Establishing Additional Shares of Series D Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on September 21, 2010; AHT’s Articles Supplementary Establishing Additional Shares of Series D Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on September 30, 2011;

AHT’s Articles Supplementary (Series E Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on April 15, 2011; AHT’s Articles Supplementary Establishing Additional Shares of Series E Preferred Stock, in the form filed with the State Department of Assessments and Taxation of Maryland on October 14, 2011;

AHT’s Articles Supplementary (Series F Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on July 8, 2016;

AHT’s Articles Supplementary (Series G Preferred Stock), in the form filed with the State Department of Assessments and Taxation of Maryland on October 17, 2016;

AHT’s Amended and Restated Bylaws, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, and AHT’s Second Amended and Restated Bylaws, as certified by the Secretary of AHT;

the Certificate of Amendment to the Certificate of Limited Partnership of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “AHT Partnership”), effective July 25, 2003, as certified by the Secretary of State of the State of Delaware;

the Amended and Restated Agreement of Limited Partnership of the AHT Partnership between Ashford OP General Partner LLC, as the general partner, and Ashford OP Limited Partner LLC, and certain officers, directors and others as the limited partners (the “AHT Partnership Agreement”), as amended through the relevant dates;

the Officer’s Certificate to Counsel for Ashford Hospitality Trust, Inc. Regarding Certain Income Tax Matters dated the date hereof and executed by a duly appointed officer of AHT (the “AHT Officer’s Certificate”);

the form of leases entered into between any taxable REIT subsidiary of AHT and each partnership, limited liability company or trust in which AHT directly or indirectly owns an interest, the form of which is attached to the AHT Officer’s Certificate; and

such other documents, records and matters of law as we have deemed necessary or appropriate for rendering this opinion.

In our examination, we have assumed, without independent investigation or verification, (i) the authenticity and completeness of all documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies and conformed copies, (iii) the due authorization, capacity, execution and delivery on behalf of the respective parties thereto of all documents referred to herein and the legal, valid and binding effect thereof on such parties, (iv) the genuineness of all signatures on documents examined by us, (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (vi) that each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed.  We have further assumed that each of the parties to each of the documents referred to herein fully complies with all of its obligations thereunder and that there are no arrangements, understandings or agreements among any of the parties relating to such documents other than those evidenced by such documents.  In connection with the opinion rendered below, we have also relied upon the correctness of the factual representations contained in the AHT Officer’s Certificate and the Ashford Prime Officer’s Certificate and have assumed that all representations made “to the best knowledge of” any person will be true, correct and complete as if made without that qualification.  We have also assumed that:

the Company has not made and will not make any amendments to its organization documents or allow amendments to the Operating Partnership Agreement or organization documents of its corporate subsidiaries or partnership, limited liability or trust agreements of its partnership, limited liability company or trust subsidiaries after the date of this opinion that would adversely affect the Company’s qualification as a REIT under the Code, for any taxable year;

no action has been or will be taken by the Company, the Operating Partnership, partnership, limited liability company and trust subsidiaries of the Company or corporate subsidiaries of the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based;

for its taxable years ended December 31, 2003 through December 31, 2013, AHT operated in a manner that makes the representations contained in the AHT Officer’s Certificate true for such years;

AHT has not made and will not make any amendments to its organization documents or allow amendments to the AHT Partnership Agreement or organization documents of its corporate subsidiaries or partnership, limited liability or trust agreements of its partnership, limited liability company or trust subsidiaries after the date of this opinion that would adversely affect its qualification as a REIT under the Code, for its 2009 through 2013 taxable years; and

no action has been or will be taken by AHT, the AHT Partnership, partnership, limited liability company and trust subsidiaries of AHT or corporate subsidiaries of the Company after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

We have assumed that all facts, information, representations, covenants, agreements and other statements set forth in the documents referred to above were initially and are currently, and will continue to be, true, correct and complete without regard to any qualification as to knowledge or belief. We have assumed that none of the documents referred to above has been or will be amended, modified, supplemented or otherwise altered in any respect.

Based on the documents and assumptions set forth above and the representations set forth in the Ashford Prime Officer’s Certificate and the AHT Officer’s Certificate, we are of the opinion that:

commencing with the Company’s short taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and thereafter;

the Operating Partnership is classified as a partnership for United States federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation under the Code; and

the descriptions of the law and the legal conclusions contained in the Base Prospectus under the caption “Material Federal Income Tax Considerations” as supplemented by the descriptions of the law and the legal conclusions contained in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” are correct in all material respects, and the discussion thereunder expresses the opinion of Andrews Kurth Kenyon LLP insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters.

It is not possible to predict whether the statements, representations, warranties or assumptions on which we have relied to issue this opinion will continue to be accurate in the future.  We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Ashford Prime Officer’s Certificate and the AHT Officer’s Certificate.    Accordingly, no assurance can be given that the

Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality.  The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the “Regulations”), published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively.  The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification.  No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.  Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the courts are not bound by, and may disagree with, the conclusions set forth herein.  This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention.  If any one of the statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the references to Andrews Kurth Kenyon LLP under the captions “Additional Federal Income Tax Considerations” in the Prospectus Supplement, “Material Federal Income Tax Considerations” in the Base Prospectus and “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Andrews Kurth Kenyon LLP